As filed with the Securities and Exchange Commission on November 6, 2003

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2003

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-24647 (Commission File Number)	77-0328533 (I.R.S. Employer Identification No.)

4988 Great America Pkway, Santa Clara, CA (Address of Principal Executive Offices)	95054 (Zip Code)

408/235-5500
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

     On November 6, 2003, Terayon Communication Systems, Inc. issued a press release announcing the proposed public offering of common stock under an effective shelf registration statement. A copy of the referenced press release is attached hereto as Exhibit 99.1

Item 7. Exhibits.

     99.1 Press Release, dated November 6, 2003, entitled Terayon Announces Common Stock Offering.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERAYON COMMUNICATION SYSTEMS, INC.

	By:	/s/ Arthur Taylor Arthur Taylor Chief Financial Officer

Date: November 6, 2003

Exhibit Index

Exhibit
Number	Description

99.1	Press Release, dated November 6, 2003, entitled Terayon Announces Common Stock Offering.